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                                                                   EXHIBIT 4.2.2

                              SKYSTREAM CORPORATION
                               SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT
                DATED FEBRUARY 5, 1999, AS AMENDED MARCH 22, 1999

        This Amendment is made as of the 9th day of June, 1999, by and among SkyStream Corporation, a California corporation (the "Company") and the undersigned purchasers listed on the signature page hereto under the heading Purchasers (collectively, the "Purchasers").

        WHEREAS, the Company desires to raise additional capital through the sale of additional shares of Series C Preferred Stock;

        WHEREAS, the Company and certain of the Purchasers are parties to the Second Amended and Restated Rights Agreement dated February 5, 1999, as amended (the "Agreement") to which the Purchasers of the additional shares of Series C Preferred Stock shall be granted registration rights and rights of participation with respect to the Preferred Shares;

        IT IS HEREBY AGREED THAT certain sections of the Agreement as set forth below, are hereby amended:

1. The fifth and sixth paragraphs under the section heading "Recitals" that currently read as follows:

        "WHEREAS, the parties understand the Purchasers on Exhibit B represent the participants in the first closing under the Purchase Agreement and that additional participants may invest in one or more second closings to be held no later than 60 days thereafter; provided, however, that the aggregate number of shares of Series C Preferred sold to the Purchasers shall not exceed 2,000,000 shares. The Existing Shareholders agree that such additional Purchasers shall be treated as Purchasers hereunder upon such party's execution of a supplemental signature page to this Agreement and the addition of such person's name to Exhibit B hereto. Thereafter, the participants in closings after the first closing, but not later than 60 days thereafter, shall be Purchasers for purposes of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:"

are amended to read in their entirety as follows:

        "NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

        The parties understand the Purchasers on Exhibit B represent the participants in the first and second closings under the Purchase Agreement and that additional participants may invest in a closing to be held on June 9, 1999; provided, however, that the aggregate number of shares of Series C Preferred sold to the Purchasers shall not exceed 3,804,000 shares. The Existing Shareholders and the Purchasers agree that such additional Purchasers shall be treated as Purchasers hereunder upon such party's execution of a supplemental signature page to this Agreement and the addition of such person's name to Exhibit B hereto. Thereafter, the participants in closings after the first and second closings, but not later than June 9, 1999, shall be Purchasers for purposes of this Agreement."


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2.      Section 1.14 of the Agreement shall be amended to read in its entirety as follows:

        "1.14 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted under this Section 1 may be assigned by a Holder to a transferee or assignee who acquires (i) at least 300,000 of the Registrable Securities held by such Holder or, if less, (ii) all of the Registrable Securities then held by such Holder, provided in either case, the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such proposed transferee or assignee and the securities with respect to which such registration rights are being assigned; provided further that such assignment shall be effective only if the transferee enters into a written agreement providing that such transferee shall be bound by the provisions of Section 1 of this Agreement. Notwithstanding the foregoing or any other provision contained herein to the contrary, the right to cause the Company to register Registerable Securities may be assigned by a Holder to any constituent partner of a partnership Holder and any subsidiary or parent of a corporate Holder provided that such transferee agrees in writing to be bound by the terms and conditions of this Agreement."

3. Section 2.1(a) of the Agreement shall be amended to read in its entirety as follows:

        "(a) Right of Participation. Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Purchaser who is the Holder of not less than 300,000 shares of Registrable Securities, the right of participation to purchase its Pro Rata Portion of any New Securities (as defined in subsection 2.1(b)) which the Company may, from time to time, propose to sell and issue. A Holder's "Pro Rata Portion" for purposes of this
Section 2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Purchaser and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Holder, bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock."

4. Except as amended as set forth above, the Agreement shall continue in full force and effect.



                (Remainder of this page intentionally left blank)


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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

The Company:                              SKYSTREAM CORPORATION
                                          a California corporation

                                          By: /s/ JAMES D. OLSON
                                              ----------------------------------
                                                  James D. Olson, President


The Purchasers:                           BROADCAST TRUST


                                          By: /s/ GEORGE A. PAVLOV
                                              ----------------------------------

                                          Name:  George A. PaVlov
                                                --------------------------------

                                          Title:  Authorized Signatory
                                                --------------------------------

                                          WENDELL G. & ETHEL S. VAN AUKEN,
                                          TTEEs, THE WENDELL G & ETHEL S. VAN
                                          AUKEN TRUST U/D/T 09/17/75


                                          By:  /s/ W. G. VAN AUKEN
                                              ----------------------------------


                                          MAYFIELD VIII,
                                          A CALIFORNIA LIMITED PARTNERSHIP
                                   By:    MAYFIELD VIII MANAGEMENT, L.L.C.
                                          A DELAWARE LIMITED LIABILITY
                                          COMPANY, its General Partner



                                          By: /s/ W. G. VAN AUKEN
                                              ----------------------------------
                                              Wendell Van Auken, Managing Member


       [Second Amendment to Second Amended and Restated Rights Agreement]


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The Purchasers: (continued)               MAYFIELD ASSOCIATES FUND III,
                                          A CALIFORNIA LIMITED PARTNERSHIP
                                   By:    MAYFIELD VIII MANAGEMENT, L.L.C.
                                          A DELAWARE LIMITED LIABILITY
                                          COMPANY, its General Partner



                                          By:  /s/ W. G. VAN AUKEN
                                              ----------------------------------
                                              Wendell Van Auken, Managing Member


                                          INSTITUTIONAL VENTURE PARTNERS VII
                                          By Its General Partner
                                          Institutional Venture Management VII



                                          By: /s/ GEOFFREY Y. YANG
                                              ----------------------------------
                                                        Geoffrey Y. Yang
                                                        General Partner


                                          INSTITUTIONAL VENTURE
                                          MANAGEMENT VII


                                          By: /s/ GEOFFREY Y. YANG
                                              ----------------------------------
                                                        Geoffrey Y. Yang
                                                        General Partner


                                          IVP FOUNDERS FUND I, L.P.
                                          By Its General Partner
                                          Institutional Venture Management
                                          VI, L.P.


                                          By: /s/ GEOFFREY Y. YANG
                                              ----------------------------------
                                                        Geoffrey Y. Yang
                                                        General Partner


       [Second Amendment to Second Amended and Restated Rights Agreement]


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The Purchasers: (continued)               IVP BROADBAND FUND I, L.P.
                                          By Its General Partner
                                          IVP Broadband Management, LLC
                                          By Its Managing Director
                                          Institutional Venture Management
                                          VIII, LLC


                                          By: /s/ GEOFFREY Y. YANG
                                              ----------------------------------
                                                        Geoffrey Y. Yang
                                                        Managing Director


                                          NORWEST VENTURE PARTNERS VII, LP
                                          By:    Itasca VC Partners VII, LLP
                                                 Its General Partner


                                          By: /s/ PROMOD HAQUE
                                              ----------------------------------
                                                        Promod Haque
                                                        General Partner


                                          WS INVESTMENTS


                                          By: /s/ ROBERT P. LATTA
                                              ----------------------------------

                                          LATTA FAMILY TRUST


                                          By: /s/ ROBERT P. LATTA
                                              ----------------------------------
                                                    Robert P. Latta, Trustee

                                          /s/ T. S. HOLLIFIELD
                                          ----------------------------------
                                          Ted S. Hollifield


                                          ----------------------------------
                                          Marianne S. Bradley


       [Second Amendment to Second Amended and Restated Rights Agreement]


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                                          INTEL CORPORATION


                                          By:  /s/ Satish Rishi
                                              ----------------------------------
                                                   Satish Rishi

                                          Title:   Assistant Treasurer
                                                 -------------------------------



       [Second Amendment to Second Amended and Restated Rights Agreement]